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PRESS RELEASES


IMPAX NAMES ARTHUR A. KOCH, JR. SENIOR VICE PRESIDENT, FINANCE,
AND CHIEF FINANCIAL OFFICER

HAYWARD, Calif.--(BUSINESS WIRE)--April 1, 2005--IMPAX Laboratories, Inc. (NASDAQ: IPXL) today announced the appointment of Arthur A. Koch, Jr. as Senior Vice President, Finance, and Chief Financial Officer, effective immediately, reporting to the Chief Executive Officer. This completes the transition following the previously announced retirement of the former CFO, Mr. Cornel Spiegler, who will become a consultant to the company to assist with a smooth transition.

"Art has 30 years of finance, operations and public accounting experience, including service as Chief Financial Officer of three publicly traded healthcare companies. We are fortunate to add such an accomplished and well-rounded executive to our management team," said Barry R. Edwards, Chief Executive Officer of IMPAX. "His financial and capital markets expertise should prove valuable to our growing company."

For the past seven years of his career, Mr. Koch has been with Strategic Diagnostics Inc. (NASDAQ: SDIX), a company that develops, manufactures and markets immunoassay-based diagnostic test kits, including six years as Chief Operating Officer, five months as interim Chief Executive Officer and five years as Chief Financial Officer and Vice President. At Strategic Diagnostics, his most recent responsibilities included responsibility for all P&L activities and leadership of the research, manufacturing and financial functions. He also was involved in several acquisitions and developed the company's investor relations campaign.

Mr. Koch has held further CFO positions at Paracelsian Inc., IBAH Inc., Liberty Fish Company and Premier Solutions Ltd. In addition, he has served as a corporate finance and operations consultant for numerous private companies, and spent the first eight years of his career at KPMG LLP, rising to the rank of senior manager. Mr. Koch holds a Bachelor of Business Administration from Temple University and has been a Certified Public Accountant since 1977.

IMPAX Laboratories, Inc. is a technology-based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, Calif., and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause IMPAX's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, possible adverse effects resulting from IMPAX's delay in filing its 2004 Form 10-K including possible delisting from the NASDAQ National Market, IMPAX's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, IMPAX's ability to successfully develop and commercialize pharmaceutical products, IMPAX's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in IMPAX's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and IMPAX undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

    CONTACT: IMPAX Laboratories, Inc.
             Barry R. Edwards, 215-933-0323 Ext. 4360
             or
             Larry Hsu, 510-476-2000 Ext. 1111
             www.impaxlabs.com
             or
             Lippert/Heilshorn & Associates, Inc.
             Kim Sutton Golodetz, 212-838-3777 (Investor Relations) kgolodetz@lhai.com or
             Bruce Voss, 310-691-7100
             bvoss@lhai.com
             www.lhai.com